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PROSPECTUS SUPPLEMENT                               Rule 424(b)(3)
(To Prospectus dated August 1, 1996 and             Registration No. 333-8113
Prospectus Supplement dated September 5, 1996)







                                [AIRGAS LOGO]








                 3,458,065 Shares of Common Stock

     On January 15, 1997, Frank Bassoff, a Selling Stockholder, transferred 21,000 of the Shares owned by him to his spouse, Karen Bassoff, who may offer and sell such shares from time to time as described in the Prospectus Supplement dated September 5, 1996.












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   The date of this Prospectus Supplement is January 27, 1997.
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